UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)

                 OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                              October 5, 2005

                      EMPIRE PETROLEUM CORPORATION


        (Exact name of registrant as specified in its charter)


        Delaware                     0-20193              73-1238709
(State or other jurisdiction  (Commission file Number) (IRS Employer
of Incorporation)                                      Identification No.)

8801 S. Yale, Suite 120                      74137-3575
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (918-488-8068)

ITEM 7.  Regulation FD Disclosure

     On October 5, 2005, the Registrant issued a press release announcing the commencement of a seismic program on its Nevada Oil Prospect. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Regulation FD.

ITEM 9.  Financial Statements and Exhibits

         (c)  Exhibits

              99.1  Press Release dated October 5, 2005


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date:  October 5, 2005

Empire Petroleum Corporation

BY: /s/Albert E. Whitehead

Chief Executive Officer


EXHIBIT 99.1

                                  NEWS RELEASE


October 5, 2005			                    For Immediate Release


                    EMPIRE PETROLEUM CORPORATION ANNOUNCES
                      COMMENCEMENT OF SEISMIC PROGRAM ON
                             NEVADA OIL PROSPECT


Empire Petroleum Corporation (OTCBB: EMPR), a Tulsa, Oklahoma based company, announced today that it is participating in a seismic program which has been commenced on its 44,000 acre Gabbs Valley Prospect in Western Nevada.

Empire has a ten (10%) percent interest in this prospect and will pay its share of the seismic program which will consist of 19 miles of 2-D swath lines at an aggregate estimated cost of $300,000. The program is designed to verify sub-surface closure on a large surface structure twelve miles long and seven miles wide. A test well drilled by an unrelated third party on the flank of the structure had live oil shows in the tertiary section.

The Company expects the seismic survey to be completed within two weeks and to receive the results of the survey in early November. If the results verify sub-surface closure and depending on drilling rig availability, a test well could be commenced on the prospect as early as January, 2006.

The other participant in the seismic survey is PetroWorld Corporation of London, through its U. S. Subsidiary, PetroWorld Nevada Corporation, under an agreement with Cortez Exploration LLC that holds a ninety (90%) interest in the prospects 44,000 acres.

Statements in this press release other than purely historical information, including statements relating to the Company's future plans and objectives or expected results, constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on numerous assumptions and are subject to all of the risks and uncertainties incident to the Company's business, including risks inherent in oil and gas exploration and development and other risks described in the reports and statements filed by the Company with the Securities and Exchange Commission. As a result, actual results may vary materially from those described in the forward-looking statements.


For further information contact:     Albert E. Whitehead, Chairman & CEO
                                     tel:     (918) 488-8068